Exhibit 99.1

Contacts:

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

ALLIANCE DATA’S CANADIAN LOYALTY BUSINESS ANNOUNCES NEW AGREEMENT WITH GENERAL MOTORS OF CANADA

Partnership Offers Coalition Loyalty Program Rewards for New Vehicle Purchase and Leases in Canada

DALLAS, TX, Jan 7, 2013 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, announced that its Canadian coalition loyalty business has signed a new agreement with General Motors of Canada Limited (GMCL) to issue AIR MILES® reward miles during key promotional periods for new vehicle purchase and leases at Canadian dealerships, effective this month.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program providing collectors with the opportunity to earn reward miles at more than 220 leading brand-name sponsors representing thousands of retail and service locations across Canada and leading global brands online. AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions and electronic merchandise.

General Motors of Canada will begin issuing AIR MILES reward miles nationally for the purchase or lease of new Chevrolet, Buick, GMC and Cadillac vehicles.

“This partnership with the AIR MILES Reward Program will provide even more value to our customers, many of whom already collect AIR MILES,” said Marc Comeau, vice-president, sales, service and marketing, General Motors of Canada. “With this collaboration, we hope to attract more collectors to our dealerships to experience our brand first-hand, whether it is to purchase one of our existing models, or one of our new launch products, like the all-new Chevrolet Trax, Buick Verano or the Canadian-built Cadillac XTS.”

“This promotion strengthens our presence in the automotive category, and underscores the powerful appeal and consumer value of the AIR MILES Reward Program,” said Bryan Pearson, president of LoyaltyOne, owner and operator of the AIR MILES Reward Program. “General Motors Canada has the largest automotive dealer network in the country, and its addition to the AIR MILES Reward Program further diversifies our coalition of sponsor partners.”

About General Motors (Canada)

Headquartered in Oshawa, Ontario, General Motors of Canada Limited (GMCL) employs more than 9,000 people across the country and is a recognized leader in green manufacturing.  GMCL markets the full range of fuel-efficient Chevrolet, Buick, GMC and Cadillac vehicles and related services through Canada's largest automotive dealer network. More information regarding GMCL models can be found at www.gm.ca, or by following @GMCanada on Twitter.

About LoyaltyOne

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the equity partner of Direxions, a loyalty pioneer headquartered in India and the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry. LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America's largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs more than 10,000 associates at approximately 70 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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